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                                 EXHIBIT 23(a)

                 CONSENT OF BARLEY, SNYDER, SENFT & COHEN, LLP
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  We hereby consent to the use in this registration statement of the opinions filed as Exhibit 5 and Exhibit 8 hereto and to the references to this firm under the caption "Legal Matters" in the related prospectus.



Lancaster, Pennsylvania        BARLEY, SNYDER, SENFT & COHEN, LLP


June 4, 1997                   By:/s/ Paul G. Mattaini
                                  ----------------------------------
                                         Paul G. Mattaini, Esquire